       COVER

  As filed with the Securities and Exchange Commission on February 1, 2000

                                                Registration No. 333-44475




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1

                                   To Form S-3

                             REGISTRATION STATEMENT

                                      Under

                         THE SECURITIES ACT OF 1933



                               LEGG MASON, INC.
         (Exact name of registrant as specified in its charter)


            Maryland                                   52-1200960
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
  incorporation or organization)


                                100 Light Street

                            Baltimore, Maryland 21202

                                (410) 539-0000
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             THEODORE S. KAPLAN
                              Senior Vice President

                               and Senior Counsel

                                Legg Mason, Inc.

                                100 Light Street

                            Baltimore, Maryland 21202

                                 (410) 539-4073

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

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           This  Registration  Statement  registered  2,574,156 shares of common stock, par value $.10 per share (the "Common Stock"), of Legg Mason, Inc. (the "Company") held by certain stockholders (the "Selling Stockholders") named in this Registration Statement. Of that amount, the Selling Stockholders or their donees sold 1,096,963 shares of the Common Stock in the public market. The offering has now been terminated. Accordingly, the Company hereby deregisters 1,477,193 shares of the Common Stock originally covered by this Registration Statement.

                                     SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 1st day of February, 2000.

                                          LEGG MASON, INC.



                                          By: /s/ Theodore S. Kaplan
                                          Theodore S. Kaplan
                                          Senior Vice President
                                           and Senior Counsel